AMENDMENT TO THE TEREX CORPORATION

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

WHEREAS, Terex Corporation, a Delaware corporation located at 200 Nyala Farm Road, Westport, CT 06880 (the "Corporation") established the Terex Corporation Amended and Restated Deferred Compensation Planeffective January 1, 1997, as amended as of February 1, 1997 and amended and restated as of December 1, 1997, January 1, 2002, January 1, 2004 and March 11, 2004 (the plan as amended and restated shall be referred to as the "Plan"); and

WHEREAS, the Corporation wishes to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of December 31, 2004, as follows:

1.         Section 1.c. of the Plan is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything contained herein to the contrary, Participants’ deferrals and the Corporation’s contributions under the Plan shall cease as of December 31, 2004 and the terms and conditions set forth in the Plan as of such date shall govern the distribution of Plan benefits attributable to such deferrals and contributions as of December 31, 2004.”

2.	Section 3 is hereby amended by adding the following sentence at the end thereof:

“Effective December 31, 2004, no additional deferrals may be made under the Plan.”